EXHIBIT 23.1



                      [LETTERHEAD OF ARTHUR ANDERSEN & CO.]






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                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the incorporation by reference in the Royal Oak Mines Inc. Form
S-3 Registration Statement (relating to the issuance of 10,000,000 common shares) of our audit report dated April 6, 1998 to the shareholders of Royal Oak Mines Inc. on the balance sheets as at December 31, 1997 and 1996, and the statements of income (loss), retained earnings (deficit) and cash flow for the years ended December 31, 1997, 1996 and 1995.


/s/ Arthur Andersen & Co.


Vancouver, British Columbia
October 29, 1998